EXHIBIT 24.1


                  MCGOWAN, ENGEL, TUCKER, GARRETT & SCHULTZ

     (A PROFESSIONAL ASSOCIATION INCLUDING A PROFESSIONAL CORPORATION)
                            COUNSELLORS AT LAW
                              125 HIGH STREET
PAUL A. McGOWAN, III    HIGH STREET TOWER, SUITE 2601
MARK D. ENGEL            BOSTON, MASSACHUSETTS  02110
THOMAS H. TUCKER               (617)951-9980
ROBERT W. GARRETT        TELECOPIER (617)951-0048
STEPHEN SCHULTZ

PETER L. KOFF
 OF COUNSEL

                                                              May 13, 1997


Slade's Ferry Bancorp
Box 390
Somerset, MA  02726

Dear Sirs:


      I hereby consent to the reference to me under the caption "Legal Opinions" in the Prospectus included in Pre-Effective Amendment No. 1 to the Company's Form SB-2 Registration Statement.

                                       Sincerely,

                                       /s/ Thomas H. Tucker
                                       Thomas H. Tucker